UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2010

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to a Material Definitive Agreement

On November 12, 2010, SYNNEX Corporation (“SYNNEX” or the “Company”) entered into the Fifth Amendment to the Third Amended and Restated Receivables Sale and Servicing Agreement, by and between SYNNEX and SIT Funding Corporation, and SIT Funding Corporation entered into the Fourth Amended and Restated Receivables Funding and Administration Agreement, by and among SIT Funding Corporation, the lenders party thereto and The Bank of Nova Scotia, as a lender and agent (the “U.S. Arrangement”). Under the U.S. Arrangement, we now sell a maximum of $400.0 million in U.S. trade account receivables (“U.S. Receivables”) based upon eligible trade receivables, as compared to a maximum of $350.0 million in U.S. Receivables that we previously sold prior to this amendment of the U.S. Arrangement. In connection with this program substantially all of our U.S. Receivables are transferred to our wholly-owned subsidiary, SIT Funding Corporation, and we fund our borrowings by pledging all of our rights, title and interest in and to the U.S. Receivables as security. The amended U.S. Arrangement replaces the lead agent and the lenders. In addition, the maturity date of the U.S. Arrangement is now November 12, 2013 and may be renewed upon our mutual agreement with the lenders. The effective borrowing cost under the U.S. Arrangement is a blend of the prevailing dealer commercial paper rates plus a program fee of 0.60% per annum based on the used portion of the commitment, and a facility fee of 0.60% per annum payable on the aggregate commitment of the lenders (which includes liquidity support that the certain of the lenders provide to their affiliates that are also lenders).

On November 12, 2010, SYNNEX entered into the Fourth Amended and Restated Credit Agreement, by and among SYNNEX, the lender signatories thereto from time to time, and Bank of America, N.A., as a lender and agent (the “Revolver”). The amended Revolver removes one of the lenders and increases the maximum commitment of the remaining lender to $100.0 million. The previous maximum commitment had been $80.0 million. The Revolver also retains an accordion feature which would allow us to increase the maximum commitment by an additional $50.0 million to $150.0 million in the event the current lender consents to such increase or another lender participates in the Revolver. Interest on borrowings under the Revolver is based on a base rate or LIBOR rate, at our option. The margin on our LIBOR rate is determined in accordance with our fixed charge coverage ratio under the Revolver and is currently 2.25%. Our base rate is determined based on the higher of (i) the financial institution’s prime rate, (ii) the overnight federal funds rate plus 0.50% or (iii) one month LIBOR plus 1.0%. An unused line fee of 0.50% per annum is payable if the outstanding principal amount of the Revolver is less than half of the lender’s commitment, however, that fee is reduced to 0.35% if the outstanding principal amount of the Revolver is greater than half of the lender’s commitment. It continues to be an event of default under the Revolver if the maturity date of the U.S. Arrangement is not extended. The Revolver is secured by our inventory and other assets and expires on November 12, 2013.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of November 12, 2010, by and among the Company, the lender signatories thereto from time to time, and Bank of America, N.A.

10.2	Fifth Amendment to Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of November 12, 2010, by and among the Originator, the Servicer and SIT Funding Corporation

10.3	Fourth Amended and Restated Receivables Funding and Administration Agreement, dated as of November 12, 2010, by and among SIT Funding Corporation, the lenders party thereto and The Bank of Nova Scotia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2010

SYNNEX CORPORATION

By:	/S/ SIMON Y. LEUNG
Simon Y. Leung
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement, dated as of November 12, 2010, by and among the Company, the lender signatories thereto from time to time, and Bank of America, N.A.

10.2	Fifth Amendment to Third Amended and Restated Receivables Sale and Servicing Agreement, dated as of November 12, 2010, by and among the Originator, the Servicer and SIT Funding Corporation

10.3	Fourth Amended and Restated Receivables Funding and Administration Agreement, dated as of November 12, 2010, by and among SIT Funding Corporation, the lenders party thereto and The Bank of Nova Scotia

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